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                            ENVIRONMENTAL AGREEMENT               EXHIBIT 10.7


    This Environmental Agreement (the "Agreement") is made as of July 1, 1997, between Cross-Continent Auto Retailers, Inc., a Delaware corporation ("C-CAR"), and The Jack Biegger Revocable Living Trust (the "Trust") (collectively, the "Parties").

                                   RECITALS

    WHEREAS, by that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated February 28, 1997, as amended, the Trust and The Dale M. Edwards Revocable Family Trust have agreed to sell all of the issued and outstanding shares of capital stock of Sahara Nissan, Inc., a Nevada corporation (the "Purchased Corporation"), to C-CAR; and

    WHEREAS, in consummating such transaction, the Purchased Corporation will continue to occupy, pursuant to a commercial lease, the parcel of property located in Las Vegas, Nevada more fully described on Exhibit "A" attached hereto and made a part hereof; and

    WHEREAS, the Parties have agreed that the Trust shall indemnify C-CAR and the Purchased Corporation (the "Indemnified Parties") for any and all liabilities associated with hazardous substances (as defined below) emanating from, or existing at, on or beneath the Property as of the date of this Agreement; and

    WHEREAS, the Parties have agreed that the Trust shall undertake full responsibility for remediation of all hazardous substances emanating from, or existing at, on or beneath the Property to the extent necessary to receive approval for such remediation from appropriate local, state and federal agencies.

    NOW, THEREFORE, in consideration of the foregoing promises and mutual representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                      I
                                 DEFINITIONS

    As used in this Agreement, the following terms have the following meanings:

    A. "Property" means the parcel of real property described in Exhibit "A" hereto.

    B. "Environmental Regulation" means any federal, state or local law, ordinance, rule, regulation or requirement (including provisions of common law) relating to the environment or human health, or governing, regulating or pertaining to the generation, treatment, storage, handling, transportation, use or disposal of any Hazardous Substance whether now or hereafter enacted. The term "Environmental Regulation" includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C.

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Sections 9601-9675, the Resource Conservation and Recovery Act of 1976
("RCRA"), 42 U.S.C. Sections 6901-6991, the Clean Water Act, 33 U.S.C. Section 1251, ET SEQ., the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 ET SEQ., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Sections 2601-2671, and any similar state or local law or regulation.

    C. "Hazardous Substance" means (i) any substance or material defined in or governed by any Environmental Regulation as a dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance; (ii) any substance, the presence of which requires investigation, notification, reporting or remediation under any Environmental Regulation or under common law; (iii) any toxic, explosive, corrosive, flammable, radioactive, or other hazardous substance which is regulated by any Environmental Regulation; and (iv) urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum, and petroleum products.

    D. "Losses" means any and all liabilities, claims, damages, judgments, penalties, attorneys' and expert fees, damages or expenses incurred by an Indemnified Party arising from the presence of any Hazardous Substance or under any Environmental Regulation, including without limitation (i) any and all costs associated with investigation or identification of Hazardous Substances on any Property; (ii) all costs of defending and settling such Indemnified Party's liability or potential liability with governmental agencies and third parties;
(iii) all costs of remedial or corrective measures; and (iv) all other direct and consequential losses incurred by such Indemnified Party in connection therewith.

    E. "Environmental Remediation" means all actions necessary to investigate and, if necessary, effectively remediate (including removal and proper disposal) all Hazardous Substances emanating from, or existing at, on or beneath the Property to such extent necessary to obtain a "no further action" letter from the appropriate governmental entity or agency in the State of Nevada.

                                      II
                 INDEMNIFICATION AND REMEDIATION OBLIGATIONS

    A. The indemnification as provided for herein shall be deemed continuing for the benefit of the Indemnified Parties and their respective officers, directors, stockholders, affiliates and assignees, and shall survive any transfer of title of the Property (pursuant to sale, foreclosure or otherwise) or any transfer of ownership of the capital stock of any Indemnified Party.

    B. The Trust hereby agrees to indemnify, release and hold harmless the Indemnified Parties from Losses arising from the presence of any Hazardous Substances, emanating from, or existing at, on or beneath the Property, and from Losses resulting from the performance of the Environmental Remediation. Notwithstanding the foregoing, the Trust has no obligation to provide indemnification for any Losses arising from the presence of Hazardous Substances on the Property which are demonstrated by the Trust to have been caused by any of the Indemnified Parties subsequent to the date hereof.

    C. On or before December 31, 1998, the Trust shall (i) remove all underground storage tanks located on the Property, and (ii) undertake, at its sole cost and expense, an

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investigation of all Hazardous Substances in soil or groundwater located on, at, beneath or emanating from the Property. If such investigation reveals the presence of Hazardous Substances on the Property, the Trust at its sole cost and expense shall remediate such Hazardous Substances to such extent necessary to obtain a "no further action" letter from the appropriate governmental entity or agency in the State of Nevada.

                                     III
                               RIGHT TO OFFSET

    Notwithstanding anything contained in the Stock Purchase Agreement or in that certain Lease Agreement (the "Lease") dated July 1, 1995, by and between John K. Biegger and Sahara Nissan, Inc., as amended, to the contrary, the Purchased Corporation shall be entitled to offset (against any amount due under the Lease) any Losses arising from the presence of any Hazardous Substances emanating from, or existing at, on or beneath the Property, and from any Losses resulting from the performance of any Environmental Remediation.

                                      IV
                                MISCELLANEOUS

    A. This Agreement shall supersede the environmental indemnification contained in the Stock Purchase Agreement.

    B. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Nevada.

    C. This Agreement contains the entire agreement of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter.

    D. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought.

    E. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

    F. This Agreement shall be continuing, irrevocable and binding on the Parties and their respective successors and permitted assigns and shall inure to the benefit of the Indemnified Parties and their respective successors and permitted assigns.

    G. Each Indemnified Party agrees to provide the Trust and its contractors with access to the Property, upon reasonable notice, as may be reasonably necessary for the Trust and its agents to investigate and remediate contamination on the Property.

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    H.   All notices under this Agreement shall be given in writing and sent by certified mail, return receipt requested, postage prepaid, or by overnight courier. Delivery of such notices shall be deemed given three (3) days after been sent by certified mail, return receipt requested, postage prepaid, or one
(1) business day after being sent by overnight courier. Notices will be sent to the Parties at the addresses set forth below:

         C-CAR:                   1201 S. Taylor
                                  Amarillo, Texas 79101

         THE TRUST:               20 Wild Dunes Court
                                  Las Vegas, Nevada 89113

         THE PURCHASED            5050 W. Sahara
         CORPORATION:             Las Vegas, Nevada 89102

    I. The signatories to this Agreement represent and warrant that they are duly authorized to sign this Agreement.


                                      CROSS-CONTINENT AUTO RETAILERS, INC.



                                      By:
                                         -------------------------------------
                                           Bill Gilliland,
                                           Chairman & Chief Executive Officer

                                      THE JACK BIEGGER REVOCABLE
                                      LIVING TRUST


                                      By:
                                         -------------------------------------
                                           John K. Biegger, Trustee


                                      By:
                                         -------------------------------------
                                           Shirley Biegger, Trustee


                                      SAHARA NISSAN, INC.


                                      By:
                                         -------------------------------------
                                           Bill Gilliland, President

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